Exhibit (k)(8)
Exhibit (k)(8)
EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement‘”), dated as of May 10, 2007, is by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the undersigned members (the “IA Members”) of Main Street Capital Partners, LLC, a Delaware limited liability company (the “Investment Adviser”).
Recitals:
WHEREAS, the IA Members are parties to that certain First Amended and Restated Regulations of the Investment Adviser, dated effective as of January 30, 2005, as amended by that certain First Amendment to First Amended and Restated Regulations of the Investment Adviser dated effective as of January 1, 2006, and that certain Second Amendment to First Amended and Restated Regulations of the Investment Adviser dated effective as of January 1, 2007 (as amended from time to time, the “IA LLC Agreement”); and
WHEREAS, the IA Members own 100% of the Membership Interests (as defined in the IA LLC Agreement) of the Investment Adviser (the “IA Interests”); and
WHEREAS, pursuant to the terms and conditions of this Agreement, Parent has proposed to issue shares of its common stock, par value $0.01 per share (the “Shares”), in exchange for all of the IA Interests (the “Exchange”); and
WHEREAS, the IA Members desire to exchange their IA Interests for the Shares pursuant to this Agreement; and
WHEREAS, it is contemplated that these transactions will close concurrently with the closing of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent, MSCC Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Main Street Mezzanine Fund, LP, a Delaware limited partnership (the “Fund”), pursuant to which (i) Merger Sub will merge with and into the Fund, with the Fund continuing as the surviving entity and as a subsidiary of Parent whose sole limited partner will be Parent and whose sole general partner will be the General Partner, and (ii) the limited partners of the Fund (the “Fund Limited Partners”) will receive common stock of Parent on the terms set forth therein (collectively, the “Merger”); and
WHEREAS, it is contemplated that these transactions will close concurrently with the closing of the transactions contemplated by that certain Exchange Agreement (the “GP Exchange Agreement”) by and among Parent and the members of Main Street Mezzanine Management, LLC, a Delaware limited liability company (the “General Partner”), pursuant to which (i) Parent will acquire from the members of the General Partner 100% of their equity interests in the General Partner, and (ii) the members of the General Partner will receive common stock of Parent on the terms set forth therein (collectively, the “GP Exchange”); and
WHEREAS, it is contemplated that these transactions will close concurrently with the closing of the initial public offering of shares of common stock by Parent in a firm-commitment underwritten offering (the “Main Street IPO”); and

WHEREAS, it is contemplated that the issuance of common stock by Parent to the IA Members pursuant to this Agreement, to the Fund Limited Partners pursuant to the Merger Agreement and to the members of the General Partner pursuant to the GP Exchange Agreement will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 thereunder;
NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and subject to and on the terms and conditions set forth herein, the parties hereby agree as follows:
ARTICLE I THE EXCHANGE
Section 1.1 The Exchange.
(a) At the Effective Time (as defined below), in accordance with this Agreement, each IA Member agrees to exchange all of its IA Interests for such number of Shares equal to, on an aggregate basis, (i) $18,000,000 (the “IA Valuation”) divided by (ii) the initial public offering price per Share in the Main Street IPO (such Shares issuable to the IA Members in the Exchange, the “Exchange Shares”), and Parent agrees to issue the Exchange Shares to the IA Members in exchange for all of their IA Interests. The Exchange Shares will be allocated among the IA Members in proportion to their respective Membership Interests in the Investment Adviser as of the Effective Time. As of the Effective Time, the IA Interests shall remain issued and outstanding and owned by Parent.
(b) The number of Exchange Shares payable to any IA Member pursuant to the formula set forth above will be rounded to the nearest whole number. At the Effective Time, Parent will issue Exchange Shares to each IA Member in the amount determined in accordance with Section 1.1(a) above, subject to such IA Member’s execution and delivery of a Subscription Agreement in the form attached hereto as Exhibit A.
ARTICLE II CLOSING
Section 2.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of the parties, 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056, concurrently with the closing of the transactions contemplated by the Merger Agreement, the GP Exchange Agreement and the Main Street IPO, or at such other time and place as the parties mutually agree. For purposes of this Agreement, “Closing Date” means the date on which the Closing occurs. At the Closing, each IA Member will deliver to Parent a duly executed blank equity power and each IA Member’s spouse, if any, will deliver to Parent a duly executed Spousal Consent in the form attached hereto as Exhibit B (the “Spousal Consent”), and Parent will deliver to each IA Member the Exchange Shares to be issued to such IA Member pursuant to Section 1.1.
Section 2.2 Effective Time. Upon the terms and conditions of this Agreement, the Exchange will become effective at the date and time at which the Merger becomes effective is herein referred to as the “Effective Time.”

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE IA MEMBERS
Each IA Member represents and warrants to Parent, severally and not jointly, as follows:
Section 3.1 Authority.
(a) Such IA Member has the legal capacity and requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such IA Member. Assuming the valid authorization, execution and delivery of this Agreement by each other party to this Agreement, this Agreement and the transactions contemplated hereby are the valid and binding obligation of such IA Member, enforceable against such IA Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or the laws relating to or affecting creditors rights generally or by equitable principles.
(b) As to such IA Member’s spouse, if any, (i) such spouse has the absolute and unrestricted right, power and capacity to execute and deliver and to perform such spouse’s obligations under the Spousal Consent being executed by such spouse and (ii) such Spousal Consent constitutes the legal, valid and binding obligation of such spouse, enforceable against such spouse in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or the laws relating to or affecting creditors rights generally or by equitable principles.
Section 3.2 Ownership of IA Interests. Schedule 3.2 attached hereto accurately sets forth the Membership Interest held by such IA Member. Such IA Member has good and valid title to, and possesses full authority and legal right to sell, transfer and assign, its IA Interests, free of any liens, encumbrances or restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. There are no claims pending or, the knowledge of such IA Member, threatened against such IA Member that concern or affect title to its IA Interests.
Section 3.3 No Conflict. Neither the execution and delivery of this Agreement by such IA Member nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which such IA Member is subject, or (ii) breach any provision of any contract to which such IA Member is a party. Except for any consents required to be obtained from the United States Small Business Administration (the “SBA”), such IA Member is not and will not be required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.
Section 3.4 Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of such IA Member, threatened against such IA Member that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. There are no orders pending or, to the knowledge of such IA Member, threatened against such IA Member that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to each of the IA Members, as follows:
Section 4.1 Organization and Good Standing. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to conduct its business as it is now being conducted.
Section 4.2 Authority. This Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Parent.
Section 4.3 Valid Issuance of Exchange Shares. The Exchange Shares being issued hereunder have been duly and validly authorized, and will be duly and validly issued, fully paid and nonassessable after issuance and sale to the IA Members pursuant to this Agreement, and will be free of any liens, encumbrances or restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.
Section 4.4 No Conflict Neither the execution and delivery of this Agreement by Parent nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which Parent is subject, (ii) conflict with the Articles of Incorporation or Bylaws of Parent, or (iii) breach any provision of any contract to which Parent is a party. Except for any consents required to be obtained from the SBA, Parent is not and will not be required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.
Section 4.5 Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of Parent, threatened against Parent that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. There are no orders pending or, to the knowledge of Parent, threatened against Parent that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.
ARTICLE V CONDITIONS TO CLOSING
Section 5.1 Mutual Conditions. The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived in writing, in whole or in part, by such party):
(a) Closing of Merger. The Merger must close concurrently with the closing of the transactions contemplated hereby.

(b) Closing of GP Exchange. The GP Exchange must close concurrently with the closing of the transactions contemplated hereby.
(c) Closing of Main Street IPO. The Main Street IPO must close concurrently with the closing of the transactions contemplated hereby.
(d) Approval of SBA. The SBA must have consented to the transactions contemplated by, and related to, this Agreement, the Merger Agreement, the GP Exchange Agreement and the Main Street IPO.
Section 5.2 Conditions to Obligations of the I A Members. The obligations of the IA Members to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following condition (which may be waived in writing, in whole or in part, by the IA Members holding at least fifty percent (50%) of the IA Interests):
(a) Representations and Warranties. The representations and warranties of Parent in Article IV must be true and correct in all material respects as of the Closing.
Section 5.3 Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following condition (which may be waived in writing, in whole or in part, by Parent):
(a) Representations and Warranties. The representations and warranties of each of the IA Members in Article HI must be true and correct in all material respects as of the Closing.
ARTICLE VI REGISTRATION COVENANT
Section 6.1 Registration.
(a) Reasonable Best Efforts to Register. Following the first anniversary of the Closing, Parent shall use its reasonable best efforts to file a registration statement with respect to the resale of all of the Exchange Shares, and to cause such registration statement to become effective, as soon as practicable following such first anniversary (the Exchange Shares to be registered, the “Registered Shares”); provided, however, that Parent will not be obligated to effect any such registration for such period of time, as, in the good faith judgment of the Board of Directors of Parent, such registration would be seriously detrimental to Parent and the Board of Directors of Parent concludes, as a result, that it is essential to defer the filing of such registration statement until such time as such registration would not be detrimental. In addition, Parent will use reasonable best efforts to cause the Exchange Shares to be listed on the Nasdaq Global Market or other securities exchange on which Parent’s common stock is then listed at such time that the resale of the Exchange Shares is registered.
(b) Expenses. All Registration Expenses (as defined below) incurred in connection with any registration pursuant to Section 6.1(a) above will be borne by the Parent. Any Selling Expenses (as defined below) relating to the Registered Shares will be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. For purposes of this Agreement, (i) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to Section 6.1(a) above, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and reasonable fees and disbursements of one counsel for the IA Members as selling stockholders, but will not include (x) Selling Expenses and (y) the compensation of regular employees of the Parent, which will be paid in any event by the Parent, and (ii) “Selling Expenses” means any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registered Shares and fees and disbursements of counsel for any IA Member (other than the fees and disbursements of one counsel for the IA Members included in Registration Expenses as set forth above).
ARTICLE VII GENERAL PROVISIONS
Section 7.1 Survival. None of the representations and warranties, and no covenant to be performed prior to the Effective Time, set forth herein, shall survive the Effective Time.
Section 7.2 Termination. By written notice, this Agreement may be terminated by either the IA Members holding at least fifty percent (50%) of the IA Interests, on the one hand, or Parent, on the other hand, if the Closing has not occurred on or before December 31, 2007.
Section 7.3 Waiver. No failure to exercise, and no delay in exercising, on the part of any party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.
Section 7.4 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all prior agreements between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the party to be charged with the amendment. This Agreement shall be amended by the parties if requested by the SBA to comply with SBA regulations, provided that no such amendment will change the total amount or allocation of the IA Valuation.
Section 7.5 Assignment; Binding Effect; No Third Party Beneficiaries. This Agreement may not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 7.5.
Section 7.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

Section 7.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.
Section 7.8 Construction. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.
Section 7.9 Execution of Agreement; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
Section 7.10 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered (i) personally, (ii) by facsimile with confirmation of transmission by the transmitting equipment, or (iii) by certified or registered mail (postage prepaid, return receipt requested), and will be deemed given when so delivered personally or by facsimile, or if mailed, three (3) days after the date of mailing, to the addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):
If to Parent:
Main Street Capital Corporation 1300 Post Oak Boulevard, Suite 800 Houston, Texas 77056 Attn: Chief Executive Officer Facsimile: (713) 350-6042
If to an IA Member:
the IA Member 1300 Post Oak Boulevard, Suite 800 Houston, Texas 77056 Facsimile: (713) 350-6042
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
PARENT:
Main Street Capital Corporation
By:
Nam:
Its:
IA MEMBERS:
Vincent D. Foster
Todd A. Repport
Reppert Investments, LP a Texas limited partnership
By: Reppert Rhapsody LLC its general partner
BY
Name: Todd A. Reppert Title: Member
[Signature Page 1 of 2 to IA Exchange Agreement]

IA MEMBERS, CONTINUED:
David Magdol Curtis L. Hartman Dwayne L. Hyzak Robert M. Shuford Rodger Stout Travis Haley
[Signature Page 2 of 2 to IA Exchange Agreement]

IA MEMBERS, CONTINUED:
David Magdol Curtis L. Hartman Dwayne L. Hyzak Robert M. Shuford Rodger Stout Travis Haley
[Signature page 2 of 2 to IA Exchange agreement]

IA MEMBERS, CONTINUED:
David Magdol Curtis L. Hartman Dwayne L Hyzak Robert M. Shuford Rodger Stout Travis Haley
[Signature Page 2 of 2 to IA Exchange Agreement]

IA MEMBERS, CONTINUED:
David Magdol Curtis L. Hartman Dwayne L. Hyzak Robert M. Shuford Rodger Stout Travis Haley
[Signature page 2 of 2 to FA Exchange agreement]

IA MEMBERS, CONTINUED:
David Magdol
Curtis L. Hartman Dwayne L. Hyzak
Robert M. Shuford
/ Travis Haley
[Signature Page 2 of 2 to IA Exchange Agreement]

Exhibit A Subscription Agreement
[see attached]

Exhibit B Spousal Consent
The undersigned spouse of Vincent Foster a party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, Vincent Foster sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”), I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature: Print name:

Exhibit B Spousal Consent
The undersigned spouse of . a party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”). I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature:
Print name:

Exhibit B Spousal Consent
The undersigned spouse of Dwayne Hyazk a party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, Dwayne Hyzak , sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”). I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature:
Print name: Kristi Hyzak

Exhibit B Spousal Consent
The undersigned spouse party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”). I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature: tfs
Print name:

Exhibit B
Spousal Consent
The undersigned spouse of , a party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”). I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature:
Print name:

Exhibit B Spousal Consent
The undersigned spouse of a party to the Exchange
Agreement dated as of May 10, 2007 (the “Exchange Agreement”), by and among Main Street Capital Corporation, a Maryland corporation (“Parent”), and the members of Main Street Capital Partners, LLC, a Delaware limited liability company, acknowledges on his or her own behalf that:
I have read the Exchange Agreement and I know its contents. I am aware that by its provisions my husband or wife, sells to Parent all of his or her right, title and interest in the IA Interests (as defined in the Exchange Agreement), including my community interest (if any) in it (the “Property”). I hereby consent to the sale, approve of the provisions of the Exchange Agreement, and agree that such Property and my interest in it (if any) are subject to the provisions of the Exchange Agreement and that I will take no action at any time to hinder the operation of the Exchange Agreement or such Property or my interest in it (if any).
Thus done and signed on the 10th day of May, 2007.
Signature: Print name:

Schedule 3.2 Membership Interests of the IA Members
IA Member Membership Interest
Vincent D. Foster 34.19%
Todd A. Reppert 20.38%
Reppert Investments, LP 9.95%
David Magdol 10.10%
Curtis L. Hartman 9.77%
Dwayne L. Hyzak 10.95%
Robert M, Shuford 1.60%
Rodger Stout 2.22%
Travis Haley 0.83%
TOTAL: 100%